UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2016

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On November 1, 2016, in connection with Scott L.N. Davidson’s anticipated promotion to the position of Chief Executive Officer (“CEO”) of RAIT Financial Trust (“RAIT”), RAIT and Mr. Davidson entered into an employment agreement (the “Davidson Employment Agreement”) which provides for his compensation, grounds for termination and severance, non-competition, non-solicitation, intellectual property and confidentiality covenants and other customary provisions.

The Davidson Employment Agreement will become effective as of the Second Closing Date (as defined in that certain Securities and Asset Purchase Agreement, dated September 27, 2016, by and among the Company, RAIT TRS, LLC, Jupiter Communities, LLC, the RAIT Selling Stockholders (as defined therein), Independence Realty Trust, Inc. and Independence Realty Operating Partnership, LP). The Davidson Employment Agreement provides that RAIT will employ Mr. Davidson as RAIT’s CEO and President for an initial three year term automatically renewing for successive three-year terms. RAIT must pay Mr. Davidson a base salary at a minimum rate of $850,000 per annum. The base salary shall be reviewed annually and shall not be decreased. Mr. Davidson will be eligible for an annual bonus which will be at the discretion of the Compensation Committee of the Board of Trustees of RAIT. Mr. Davidson shall continue to be entitled to participate in all employee retirement and welfare benefit plans made available to RAIT’s senior level executives as a group or to its employees generally. Mr. Davidson shall continue to be entitled to participate in any short-term and long-term incentive programs (including any equity compensation plans) established by RAIT for its senior level executives. The Davidson Employment Agreement also provides for severance payments to Mr. Davidson in the event his employment is terminated on account of his death or disability, by RAIT with or without cause or by Mr. Davidson with or without good reason. It also provides for Mr. Davidson’s rights in the event of a change of control of RAIT. Until eight months following the date upon which Mr. Davidson’s employment terminates, he may not engage in any business competitive with RAIT’s business. Until twelve months following the date upon which Mr. Davidson’s employment terminates, he may not solicit or divert any active or prospective customers of RAIT to a competing business or solicit RAIT’s employees to leave RAIT’s employment.

The foregoing description of the Davidson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Davidson Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

November 7, 2016	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of November 1, 2016 between RAIT Financial Trust and Scott L.N. Davidson.